                                                               EX-99.B(d)(1)(ii)

                AMENDED AND RESTATED FEE AND EXPENSE AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT is made as of this 18th day of December, 2000, and amends and restates the agreement made as of November 8, 1999, as amended May 9, 2000 and July 25, 2000, among Wells Fargo Variable Trust (the "Trust"), a Delaware business trust, for itself and on behalf of its series listed in Schedules A and B, attached hereto (individually referred to as the "Fund" or collectively referred to as the "Funds"), and Wells Fargo Bank, N.A. ("Wells Fargo" or the "Advisor"), a banking association organized under the laws of the United States

     WHEREAS, the Trust is an open-end investment company registered under the Investment Company Act of 1940;

     WHEREAS, Wells Fargo serves as investment advisor and/or administrator to each of the Funds pursuant to an investment advisory agreement (the "Investment Advisory Agreement") and/or an Administration Agreement ("Administration Agreement"); and

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1.   Limitation of Total Operating Expense Ratios.  The Advisor hereby
          --------------------------------------------
agrees to waive any advisory fees payable to it under the Investment Advisory Agreement, waive any administration fees payable to it under the Administration Agreement, or reimburse other expenses of the Funds to the extent necessary to maintain a total operating expense ratio (the "Capped Operating Expense Ratios") for each Fund that does not exceed its capped operating expense ratio (each, a Capped Operating Expense Ratio"), as set forth in Schedule A attached hereto (each, a "Commitment").

     2.   Duration of the Agreement.
          -------------------------

          (a)  Initial Waiver.  The parties agree that Wells Fargo will maintain
               --------------
the Capped Operating Expense Ratios until the expiration/renewal date specified in Schedule A (the "Expiration/Renewal Date").

          (b)  Automatic Renewal of the Commitments.  The parties agree that
               ------------------------------------
each Commitment will renew automatically for a period of one year from each anniversary of the Expiration/Renewal Date unless, prior to such anniversary date: (i) Wells Fargo provides notice to the Board of Trustees to the effect that it has elected not to renew a Commitment for a full year with respect to one or more specified Funds; (ii) Wells Fargo provides notice to the Board of Trustees to the effect that it has elected to reduce a listed Capped Operating Expense Ratio with respect to one or more specified Funds; and/or (iii) the Board of Trustees approves an increase to the listed Capped Operating Expense Ratio with respect to one or more specified Funds. The notice referred to in subparagraphs (i) and (ii), above, or in subparagraph (i) of Subsection 2(c), may take the form of presentation materials delivered to the Board of Trustees at or before a meeting of the Board, a presentation to the Board of Trustees at a meeting of the Board that is reflected in the minutes of such meeting, or written notice delivered to the Board of Trustees.

          (c)  Wells Fargo's Obligations Following Non-Renewal of a Commitment.
               ---------------------------------------------------------------
Following any non-renewal of a Commitment with respect to one or more specified Funds pursuant to Subsection 2(b), Wells Fargo will nevertheless maintain the listed Capped Operating Expense Ratio of the Fund until such time as (i) Wells Fargo provides notice to the Board of Trustees that it is reinstating the Commitment with respect to the Fund at the same or a reduced Capped Operating Expense Ratio, in which case the provisions of Subsection 2(b) shall govern thereafter; (ii) the Board of Trustees approves an increase in the listed Capped Operating Expense Ratio, in which case the provisions of Subsection 2(d) shall govern; or (iii) the Board of Trustees approves the elimination of any obligation to maintain a specified ratio.

          (d)  Board Approval of an Increase in a Capped Operating Expense
               -----------------------------------------------------------
Ratio. If the Board approves an increase in the listed Capped Operating Expense
-----
Ratio of a Fund, Wells Fargo's Commitment to maintain the higher Capped Operating Expenses Ratio will be governed by the renewal and non-renewal provisions of Subsection 2(b).

     3.   Modification; Amendment.  No modification or amendment to this
          -----------------------
Agreement shall be binding unless in writing and executed by Wells Fargo and the Trust. Notwithstanding the foregoing, the parties hereby agree that the Schedules may be amended or supplemented by having Wells Fargo and the Trust, execute updated Schedules, without having such action constitute a modification or amendment to this Agreement. Among other matters, the parties intend that:
(a) Schedule A shall be updated to reflect any additional Funds that are established from time to time by the Trust and as to which a Capped Operating Expense Ratio is established; (b) Schedule A shall be updated to reflect any increases to Capped Operating Expense Ratios that have been approved by the Board of Trustees or any reductions in Capped Operating Expense Ratios that have been implemented pursuant to the notice provisions of Subsections 2(b) or 2(c); and (c) Schedule A shall designate any Funds as to which a Commitment has not been renewed until (i) a Commitment is reinstated pursuant to Subsection 2(c) or 2(d), or (ii) the Board of Trustees approves the elimination of any obligation to maintain a specified ratio, at which time such Fund shall be moved to Schedule B.

     4.   Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties with respect to its subject matter. Each provision herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In addition, each provision herein shall be treated as separate and independent with respect to each Fund. No modification or amendment of this Agreement shall be binding unless in writing and executed by Wells Fargo and the Trust.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date above first written.

WELLS FARGO VARIABLE TRUST, for              WELLS FARGO BANK, N.A.
itself and on behalf of its series
listed on Schedules A and B
attached hereto


By: /s/ C. David Messman                     By:  /s/ Michael J. Hogan
    ------------------------------                -----------------------------
    C. David Messman                              Michael J. Hogan
    Secretary                                     Executive Vice President


                                             By:  /s/ Andrew Owen
                                                  -----------------------------
                                                  Andrew Owen
                                                  Vice President

                                  SCHEDULE A
                          WELLS FARGO VARIABLE TRUST


--------------------------------------------------------------------------------
Name of fund                    capped operating        Expiration/Renewal
                                expense ratio           Date
--------------------------------------------------------------------------------
Asset Allocation                1.00%                   April 30*
--------------------------------------------------------------------------------
Corporate Bond                  0.90%                   April 30
--------------------------------------------------------------------------------
Equity Value                    1.00%                   April 30
--------------------------------------------------------------------------------
Equity Income                   1.00%                   April 30
--------------------------------------------------------------------------------
Growth                          1.00%                   April 30
--------------------------------------------------------------------------------
International Equity            1.00                    April 30
--------------------------------------------------------------------------------
Large Company Growth            1.00%                   April 30
--------------------------------------------------------------------------------
Money Market                    0.85%                   April 30
--------------------------------------------------------------------------------
Small Cap Growth                1.20%                   April 30
--------------------------------------------------------------------------------


_____________
* Initial Commitment extends to September 20, 2001. Thereafter, the Expiration/Renewal Date is April 30.

                                  SCHEDULE B

                          WELLS FARGO VARIABLE TRUST


---------------------------------------------------------------------------
Name of fund                                         capped operating
                                                      expense ratio
---------------------------------------------------------------------------


---------------------------------------------------------------------------

                                      B-1